                                                                    EXHIBIT 4(r)

                          CERTIFICATE OF DESIGNATIONS

                                      OF

                    4% SERIES A CONVERTIBLE PREFERRED STOCK

                                      OF

                         BAY VIEW CAPITAL CORPORATION

                             ____________________

   Pursuant to Section 151(g) of the General Corporation Law of the State of
                                   Delaware

                             ____________________

          Bay View Capital Corporation, a corporation organized and existing under the laws of the State of Delaware (hereinafter the "Corporation"), DOES
                                                          -----------
HEREBY CERTIFY THAT, pursuant to authority conferred upon the Board of Directors of the Corporation (the "Board") by the Certificate of Incorporation of the
                         -----
Corporation, the Board unanimously authorized and empowered the Special Committee to approve the issuance of the 4% Series A Convertible Preferred Stock and all matters associated therewith.

          The Special Committee, pursuant to the authority conferred upon it by the Board, unanimously adopted the following resolutions on _____________, 2001 authorizing the issuance of the 4% Series A Convertible Preferred Stock of the Corporation, which resolutions are still in full force and effect and are not in conflict with any provisions of the Certificate of Incorporation or Bylaws of the Corporation:

          RESOLVED, that pursuant to authority vested in the Special Committee by the Board and the Certificate of Incorporation, the Special Committee does hereby establish a series of preferred stock of the Corporation from the Corporation's authorized class of 7,000,000 shares of $.01 par value preferred shares (the "Preferred Stock"), such series to consist of ___ shares, and does
             ---------------
hereby fix and state the voting rights, designation, powers, preferences and relative, optional or other special rights and the qualifications, limitations or restrictions thereof, as follows:

          1.   Designation and Amount; Stated Value.  The shares of such series
               ------------------------------------
of Preferred Stock shall be designated as "4% Series A Convertible Preferred Stock" (the "Series A Preferred Stock"), and the number of shares constituting
             ------------------------
such series shall be ____. The initial liquidation preference of the Series A Preferred Stock shall be $_____ per share (the "Stated Value"), which Stated
                                                ------------
Value shall be proportionately increased or decreased for any stock consolidation or stock split, respectively, of the outstanding shares of Series A Preferred Stock.

          2.   Definitions.  For the purposes of this Certificate of
               -----------
Designations, the following definitions apply:

               "Board" means the Board of Directors of the Corporation.
                -----

               "Business Day" means any day that is not a Saturday, Sunday or
                ------------
     day on which banks in California are required or permitted to be closed.

               "Capital Stock" means (i) in the case of a corporation, corporate
                -------------
     stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership, partnership interests (whether general or limited), and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

               "Common Equity" means all shares now or hereafter authorized of
                -------------
     any class of common stock of the Corporation (including the Common Stock) and any other stock of the Corporation, however designated, authorized after the Original Issue Date, that has the right (subject always to prior rights of any class or series of preferred stock) to participate in any distribution of the assets or earnings of the Corporation without limit as to per share amount, but shall not include the Series A Preferred Stock or any Parity Securities or Senior Securities.

               "Common Stock" means the Common Stock, par value $.01 per share,
                ------------
     of the Corporation.

               "Current Market Price" means the average of the daily closing
                --------------------
     prices of Common Stock for the five consecutive trading days selected by the Board beginning not more than 20 trading days before, and ending not later than the date of the applicable event described in Section 5.2(c) or
     (d), as applicable, and the date immediately preceding the record date fixed in connection with that event.

               "DGCL" means the Delaware General Corporation Law, as amended
                ----
     from time to time.

               "Dividend Payment Date" means each _____ __, _____ __, ______ __
                ---------------------
     and _______ __ of each year.

               "Fair Market Value" means the fair market value, as determined by
                -----------------
     the Board, whose determination in good faith shall be conclusive.

               "Fundamental Change" means any transaction or event, including
                ------------------
     any merger, consolidation, sale of assets, tender or exchange offer, reclassification, compulsory share exchange or liquidation, in which all or substantially all outstanding shares of Common Stock are converted into or exchanged for stock, other securities, cash or assets.

               "Junior Securities" means any class or series of Capital Stock of
                -----------------
     the Corporation that ranks junior to the Series A Preferred Stock as to dividend distributions or distributions upon the liquidation, winding up and dissolution of the Corporation including, without limitation, the Common Stock and any other Common Equity.

               "Liquidation Event" means, with respect to any Person, any of the
                -----------------
     following events: (a) the commencement by such Person of a voluntary case under the bankruptcy laws of the United States, as now or hereafter in effect, or the commencement of an involuntary case against such Person with respect to which the petition shall not be

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     controverted within 15 days, or be dismissed within 60 days, after commencement thereof; (b) the appointment of a custodian for, or the taking charge by a custodian of, all or substantially all of the property of such Person; (c) the commencement by such Person of any proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to such Person; (d) the commencement against such Person of any proceeding set forth in the preceding clause (c), that is not controverted within 10 days thereof and dismissed within 60 days after the commencement thereof; (e) the adjudication of such Person as insolvent or bankrupt, or the adoption by such Person of a plan of liquidation, (f) a reduction or decrease in the Capital Stock resulting in a distribution of assets to holders of any class or series of the Capital Stock, or (g) the filing of a certificate of dissolution in respect of the Corporation with the Secretary of State of the State of Delaware; in any of cases (b) through (f) above, in a single transaction or series of related transactions. Notwithstanding the foregoing, neither the voluntary sale, conveyance, exchange or transfer, for cash, shares of stock, securities or other consideration, of all or substantially all of the Corporation's property or assets nor the consolidation, merger or amalgamation of any Person with or into the Corporation will be deemed a Liquidation Event.

               "Liquidation Preference" shall have the meaning set forth in
                ----------------------
     Section 4.

               "Measuring Date" shall have the meaning set forth in Section
                --------------
     5.2(a).

               "Original Issue Date" means ___________ __, 2001.
                -------------------

               "Parity Securities" means any class or series of Capital Stock of
                -----------------
     the Corporation that ranks pari passu to the Series A Preferred Stock as to dividend distributions or distributions upon the liquidation, winding up and dissolution of the Corporation.

               "Person" shall mean an individual, corporation, trust,
                ------
     partnership, joint venture, unincorporated organization, limited liability company, government agency or any agency or political subdivision thereof, or other entity.

               "Preferred Stock" shall have the meaning set forth in the
                ---------------
     Recitals.

               "Rights" shall have the meaning set forth in Section 5.2(c).
                ------

               "Senior Securities" means any class or series of Capital Stock of
                -----------------
     the Corporation that ranks senior to the Series A Preferred Stock as to dividend distributions or distributions upon the liquidation, winding up and dissolution of the Corporation.

               "Series A Conversion Price" shall have the meaning set forth in
                -------------------------
     Section 5.2.

               "Series A Dividends" shall have the meaning set forth in Section
                ------------------
     3.1(a).

               "Series A Preferred Stock" shall have the meaning set forth in
                ------------------------
     Section 1.

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

               "Special Committee" shall mean the Special Committee appointed by
                -----------------
     the Board to approve the issuance of the Series A Preferred Stock and all matters associated therewith.

               "Stated Value" shall have the meaning, and shall be subject to
                ------------
     the adjustments, set forth in Section 1.

               "Warrants" shall have the meaning set forth in Section 5.2(c).
                --------

          3.   Dividend Rights.
               ---------------

               3.1  Annual Dividends.
                    ----------------

               (a) Subject to Section 3.1(g), the holders of shares of Series A Preferred Stock shall be entitled to receive, out of any funds legally available therefor and prior and in preference to any declaration or payment of any dividend on the shares of Common Stock (other than a dividend payable solely in additional shares of Common Stock) and any other Common Equity, cumulative dividends accruing from the Original Issue Date at a rate per share equal to four percent (4%) per annum multiplied by the Stated Value per share of the Series A Preferred Stock. Subject to Section 3.1(g), dividends shall be payable to holders of record of shares of Series A Preferred Stock as they appear in the Corporation's stock records at the close of business on the Dividend Payment Date or on a record date that is fixed by the Board and that is not more than 60 days and not less than 10 days before the applicable Dividend Payment Date. Dividends pursuant to this Section 3.1(a) shall be denominated herein as "Series A Dividends."

               (b) To the extent not paid pursuant to Section 3.1(a), Series A Dividends shall accumulate on a daily basis, whether or not there are funds legally available for the payment of such dividends and whether or not dividends are declared.

               (c) All Series A Dividends paid with respect to shares of the Series A Preferred Stock pursuant to this Section shall be paid pro rata to the holders thereof entitled thereto based on their respective numbers of shares of Series A Preferred Stock.

               (d) Accrued but unpaid Series A Dividends for any past dividend period may be declared and paid at any time, without reference to any regular Dividend Payment Date, together with all accrued and unpaid Series A Dividends thereon, to holders of Series A Preferred Stock of record on such date, not more than 60 days prior to the payment thereof, as may be fixed by the Board.

               (e) Series A Dividends payable on shares of the Series A Preferred Stock for any period less than a year shall be computed on the basis of a 360-day year of twelve 30-day months. If any Dividend Payment Date occurs on a day that is not a Business Day, any accrued Series A Dividends otherwise payable on such Dividend Payment Date shall be paid on the next succeeding Business Day.

               (f) Each fractional share of Series A Preferred Stock outstanding shall be entitled to a ratably proportionate amount of all Series A Dividends accruing with respect to each outstanding share of Series A Preferred Stock and all of such Series A Dividends with respect to such outstanding fractional shares shall be fully cumulative and shall accrue (whether or not declared) and shall be payable in the same manner and at such times as provided for in this Section 3.1 with respect to Series A Dividends on each outstanding share of Series A Preferred Stock.

               (g) Notwithstanding anything herein to the contrary, no Series A Dividend shall be paid unless (i) the Company has obtained the prior approval of the Federal Reserve Bank of San Francisco and (ii) the payment of such dividend is in compliance with applicable laws and regulations.

               (h) In the event that the outstanding shares of Series A Preferred Stock are converted into shares of Common Stock pursuant to Section 5 hereof prior to the first Dividend Payment Date, the holders of the Series A Preferred Stock shall be entitled to receive, subject to Section 3.1(g), out of any funds legally available therefor and prior and in preference to any declaration or payment of any dividend on the shares of Common Stock (other than a dividend payable solely in additional shares of Common Stock) or any other Common Equity, a Series A Dividend accruing from the Original Issue Date through the first Dividend Payment Date. Such Series A Dividend shall be payable to holders who were sent a Conversion Notice pursuant to Section 5 hereof.


               3.2. Other Dividends. Subject to regulatory approval, the holders
                    ---------------
of the shares of Series A Preferred Stock shall be entitled to receive, when, as and if declared by the Board, out of any funds legally available therefor, cash dividends per share equal to the cash dividends per share paid on the shares of Common Stock.

               3.3. Ranking.  So long as any shares of Series A Preferred Stock
                    -------
are outstanding, the Corporation shall not (a) declare, pay or set apart funds for the payment of any dividend or other distribution with respect to any Junior Securities or Parity Securities or (b) redeem, purchase or otherwise acquire for consideration Junior Securities or Parity Securities through a sinking fund or otherwise, unless the Corporation has paid or set apart funds for the payment of all accrued and unpaid dividends with respect to Series A Preferred Stock and any Parity Securities at the time such dividends are payable; provided, however,
                                                              --------  -------
that the Corporation may (i) declare and pay dividends on Junior Securities or Parity Securities which are payable solely in shares of Parity Securities or Junior Securities, in the case of Parity Securities, or Junior Securities, in the case of Junior Securities, or by the increase in the liquidation value of Junior Securities or Parity Securities and (ii) redeem, purchase or otherwise acquire Junior Securities or Parity Securities in exchange for consideration consisting of Parity Securities or Junior Securities, in the case of Parity Securities, or Junior Securities, in the case of Junior Securities.

          4.   Liquidation Rights and Preferences.  Subject to the rights of
               ----------------------------------
additional series of Preferred Stock that may be designated by the Board from time to time, including, without limitation, any Senior Securities, upon the occurrence of any Liquidation Event, the holders of the Preferred Stock shall be entitled to receive assets and funds of the Corporation prior and in preference to any distribution of any of such assets and funds to the holders of the Common Stock and any other Common Equity. Upon the occurrence of any Liquidation Event, the holders of the Series A Preferred Stock shall receive an amount per share equal to the Stated Value of such share plus any declared or accumulated but unpaid Series A Dividends for each share of Series A Preferred Stock held by them (the "Liquidation Preference"). If the assets and funds available for
           ----------------------
distribution to the holders of the Series A Preferred Stock and any Parity Securities upon a Liquidation Event shall be insufficient to permit the payment to such holders of the full preferential amounts to which they are entitled, then the entire assets and funds of the Corporation legally available for distribution shall be distributed to the holders of the Series A

Preferred Stock and any Parity Securities in accordance with their respective rights, and any amounts so distributed in respect of Series A Preferred Stock shall be distributed among the holders of Series A Preferred Stock in proportion to the shares of Series A Preferred Stock then held by them. After payment in full of the Liquidation Preference, the holders of the Series A Preferred Stock shall not be entitled to any further participation in any distribution of assets.

          5.  Conversion.  The outstanding shares of Series A Preferred Stock
              ----------
shall be converted into Common Stock as follows:

              5.1   Automatic Conversion.
                    --------------------

               (a) Upon the Corporation's delivery of notice (the "Conversion Notice") to all of the holders of Series A Preferred Stock, as they appear in the Corporation's then current stock records, that the Corporation has a sufficient number of authorized, unissued and unreserved shares of Common Stock to permit conversion of all outstanding shares of Series A Preferred Stock pursuant to this Section 5, each share of Series A Preferred Stock shall be automatically converted into fully paid and nonassessable shares of Common Stock without the need for any further action by the holders of such shares and whether or not the certificates representing such shares of Series A Preferred Stock are surrendered to the Corporation or its transfer agent. The automatic conversion of the Series A Preferred Stock shall be deemed to have occurred at the close of business on the date of delivery of the Conversion Notice. The Conversion Notice shall be deemed to have been delivered (i) when received if given in person, (ii) on the date of electronic confirmation of receipt if sent by telex, facsimile, or other wire transmission, (iii) three days after being deposited in the U.S. mail, certified or registered mail, postage prepaid, or
(iv) one day after being deposited with a reputable overnight courier.

               (b) If on the Original Issue Date there are a sufficient number of authorized, unissued and unreserved shares of Common Stock to permit conversion of all of the outstanding shares of Series A Preferred Stock pursuant to this Section 5, then the Corporation shall, as soon as practicable following the Original Issue Date, provide the holders with the Conversion Notice. If on the Original Issue Date there are an insufficient number of authorized, unissued and unreserved shares of Common Stock to permit conversion of all of the outstanding shares of Series A Preferred Stock pursuant to this Section 5, then the Corporation shall, as soon as practicable following the Original Issue Date, submit to its stockholders a proposal to increase the number of authorized shares of Common Stock by an amount sufficient to permit the conversion of all of the outstanding shares of Series A Preferred Stock.

               (c) Upon the automatic conversion of Series A Preferred Stock pursuant to this Section 5, the holders of Series A Preferred Stock shall surrender the certificates representing such shares at the office of the Corporation or any transfer agent therefor accompanied by a written notice specifying the name or names in which the holder wishes the certificate or certificates for Common Stock to be issued. If the notice specifies a name or names other than that of the holder, the notice must be accompanied by payment of all transfer taxes payable upon the issuance of the shares of Common Stock in that name or names. Thereupon, there shall be issued and delivered to such holder promptly at such office and in its name as shown on such notice, a certificate or certificates, as applicable, for the number of shares of

Common Stock into which the shares of Series A Preferred Stock surrendered, were convertible on the date that such automatic conversion occurred.

               (d) Upon the automatic conversion of Series A Preferred Stock pursuant to this Section 5, the shares of Series A Preferred Stock shall cease to accrue Series A Dividends, but the shares of Series A Preferred Stock shall continue to be entitled to receive all accrued Series A Dividends which the holder is entitled to receive through the last preceding Dividend Payment Date, subject to Section 3.1(g) hereof. Any accrued and unpaid Series A Dividends shall be payable on the date that would have been the next succeeding Dividend Payment Date; provided, however, that holders of Series A Preferred Stock shall
              --------  -------
be entitled to any Series A Dividends payable pursuant to Section 3.1(h) hereof; provided further, that shares of Series A Preferred Stock converted after the
-------- -------
close of business on any record date for the payment of Series A Dividends declared and before the opening of business on the Dividend Payment Date relating to that record date must be accompanied by a payment in cash of an amount equal to any Series A Dividend declared in respect of those shares.

               (e) No fractions of shares of Common Stock shall be issued in connection with the automatic conversion of the Series A Preferred Stock. However, the Corporation shall pay a cash adjustment in respect of any fractional interest in an amount equal to the fractional interest multiplied by the Series A Conversion Price. If more than one certificate evidencing shares of Series A Preferred Stock shall be surrendered for conversion by the same holder, the number of shares issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series A Preferred Stock so surrendered.

               5.2  Conversion Formula and Adjustments.  Each share of Series A
                    ----------------------------------
Preferred Stock automatically converted in accordance with Section 5.1 above shall be converted into the number of shares of Common Stock that results from dividing (1) the Stated Value by (2) the conversion price for the Series A Preferred Stock that is in effect at the time of conversion (such conversion price, the "Series A Conversion Price"). The initial Series A Conversion Price
            -------------------------
shall be ________. The Series A Conversion Price will be subject to adjustment from time to time as follows:

               (a) Stock Splits and Combinations. If the Corporation should at any time or from time to time after the Original Issue Date fix a record date for the effectuation of a split, subdivision, reverse split or combination of the outstanding shares of Common Stock or issuance of Capital Stock of the Corporation by reclassification of the shares of Common Stock of the Corporation, then, the Series A Conversion Price in effect immediately prior to the earlier of such record date or the date of such split, subdivision, reverse split, combination or reclassification (the "Measuring Date"), shall be adjusted
                                             --------------
so that each holder of Series A Preferred Stock shall be entitled to receive the number of shares of Common Stock or other securities that the holder would have owned or been entitled to receive after the Measuring Date had those shares of Series A Preferred Stock been converted into Common Stock immediately prior to the Measuring Date.

               (b) Stock Dividends in Common Stock. If the Corporation should at any time or from time to time after the Original Issue Date pay a dividend or make a distribution in shares of Common Stock on any class of Capital Stock (except the Series A Preferred Stock) other than dividends or distributions of shares of Common Stock or other securities with respect to which adjustments are provided in paragraph (a) above, and the total number of shares constituting the dividend or distribution exceeds 5% of the total number of shares of Common Stock outstanding at the close of business on the record date fixed for determination of stockholders entitled to receive the dividend or distribution, the Series A Conversion Price shall be adjusted so that the holder of each share of Series A Preferred Stock shall be entitled to receive, upon conversion of that share, the number of shares of Common Stock determined by multiplying (1) the Series A Conversion Price by (2) a fraction, the numerator of which will be the number of shares of Common Stock outstanding and the denominator of which will be the sum of that number of shares and the total number of shares issued in that dividend or distribution. If the total number of shares constituting that dividend or distribution does not exceed 5% of the total number of shares of Common Stock outstanding at the close of business on the record date fixed for that dividend or distribution, the shares of Common Stock will be considered to be issued at the time of any such next succeeding dividend or other distribution in which the number of shares of Common Stock issued, together with the number of shares issued in all previous such dividends and distributions since the most recent adjustment under this Section 5.2(b), will exceed such 5% threshold.

               (c) Issuance of Rights or Warrants. If the Corporation should at any time or from time to time issue to all holders of Common Stock rights or warrants expiring within 45 days entitling those holders to subscribe for or purchase Common Stock at a price per share less than the Current Market Price ("Rights" or "Warrants", respectively), the Series A Conversion Price in effect immediately before the close of business on the record date fixed for determination of stockholders entitled to receive those Rights or Warrants will be reduced by multiplying the Series A Conversion Price by a fraction, (1) the numerator of which is the sum of (A) the number of shares of Common Stock outstanding at the close of business on that record date and (B) the number of shares of Common Stock that the aggregate offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at the Current Market Price and (2) the denominator of which is the sum of (A) the number of shares of Common Stock outstanding at the close of business on that record date and (B) the number of additional shares of Common Stock so offered for subscription or purchase. For purposes of this paragraph (c), the issuance of rights or warrants expiring within 45 days entitling the holders to subscribe for or purchase securities convertible into shares of Common Stock will be deemed to be the issuance of Rights or Warrants to purchase shares of Common Stock into which those securities are convertible at an aggregate offering price equal to the sum of the aggregate offering price of those securities and the minimum aggregate amount, if any, payable upon conversion of those securities into shares of Common Stock. This adjustment shall be made successively whenever any such event occurs, provided, however, that no adjustment shall occur with
                       --------  -------
respect to that certain rights offering by the Corporation pursuant to a prospectus supplement dated ______.

               (d) Distribution of Indebtedness, Capital Stock or Assets. If the Corporation should at any time or from time to time distribute to all holders of Common Stock, whether by dividend or in a merger, amalgamation or consolidation or otherwise, evidences of indebtedness, shares of Capital Stock, cash or assets, other than Common Stock, Rights or Warrants or a dividend payable exclusively in cash and other than as a result of a Fundamental Change described in paragraph (e) below, the Series A Conversion Price in effect immediately before the close of business on the record date fixed for determination of stockholders entitled to receive that distribution shall be reduced by multiplying the Series A Conversion Price by a fraction, (1) the numerator of which is (A) the Current Market Price on that record date less (B) the Fair Market Value of the portion of those evidences of indebtedness, shares of Capital Stock, other securities, cash and assets so distributed applicable to one share of Common Stock and (2) the denominator of which is the Current Market Price. This adjustment shall be made successively whenever any such event occurs.

          (e) Fundamental changes. If a Fundamental Change occurs, the holder of each share of Series A Preferred Stock outstanding immediately before that Fundamental Change occurred, shall have the right upon any subsequent conversion to receive, but only out of legally available funds, to the extent required by applicable law, the kind and amount of stock, other securities, cash and assets that that holder would have received if that share had been converted immediately prior to the Fundamental Change.

          5.3  Notices of Record Date.  In the event of any taking by the
               ----------------------
Corporation of the record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, the Corporation shall mail to each holder of Series A Preferred Stock, at least 20 Business Days prior to the date specified herein, a notice specifying the date that any such record is to be taken for the purpose of such dividend or distribution.

          5.4  Payment of Taxes.  Except as set forth in Section 5.1(c), the
               ----------------
Corporation shall pay all taxes (other than taxes based upon income) and other governmental charges that may be imposed with respect to the issuance or delivery of shares of Common Stock upon conversion of shares of Series A Preferred Stock.

          5.5  No Impairment.  The Corporation shall not avoid or seek to avoid
               -------------
the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but shall at all times in good faith assist in carrying out all such action as may be reasonably necessary or appropriate in order to protect the conversion rights of the holders of the Series A Preferred Stock against impairment.

          5.6  No Reduction Below Par Value.  Notwithstanding any other
               ----------------------------
provision of this Section 5, no adjustment to the Series A Conversion Price shall reduce the Series A Conversion Price below the then par value per share of the Common Stock, and any such purported adjustment shall instead reduce the Series A Conversion Price to such par value.

          5.7  Deferred Adjustment.  In any case in which this Section 5
               -------------------
provides that an adjustment to the Series A Conversion Price shall become effective immediately after a record date for an event, the Corporation may defer until the occurrence of such event (a) issuing to the holder of a share of Series A Preferred Stock after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment and
(b) paying to such holder any amount in cash in lieu of any fractional share of Common Stock pursuant to Section 5.1(e).

          6.   Voting Rights and Related Provisions.
               ------------------------------------

               6.1  Single Class Voting. Holders of Series A Preferred Stock
                    -------------------
shall have no voting rights except as required by law and as hereinafter provided in this Section 6. Except as limited by law, the holders of Series A Preferred Stock shall be entitled to vote or consent on all matters submitted to the holders of Common Stock together with the holders of Common Stock voting as a single class. Each share of Series A Preferred Stock shall entitle the holder thereof to one vote for each share of Common Stock into which such share of Series A Preferred Stock is convertible as of the record date for such vote or consent, or if no record date is specified, as of the date of such vote or consent.

               6.2  Protective Provisions.  So long as any shares of Series A
                    ---------------------
Preferred Stock are outstanding, the Corporation shall not, without first obtaining the approval of the holders of a majority of the Series A Preferred Stock outstanding, voting separately as a class:

               (a) amend or alter the Certificate of Incorporation in a manner that would adversely affect the rights of the Series A Preferred Stock,

               (b) amend, alter or repeal any provision of the Certificate of Incorporation that would increase in any respect the restrictions or limitations on ownership applicable to the Series A Preferred Stock, or

               (c) issue additional shares of Series A Preferred Stock or Senior Securities.

          7.   Section Headings.  Section headings are for convenience of
               ----------------
reference only and shall not constitute a part of this Certificate of Designations or be referred to in connection with the interpretation or construction hereof.

          IN WITNESS WHEREOF, Bay View Capital Corporation has caused this Certificate of Designations to be executed by its Chief Executive Officer as of the ____ day of _________, 2001.

                                        BAY VIEW CAPITAL CORPORATION


                                        By:_____________________________________

                                        Printed Name:___________________________

                                        Title:__________________________________